POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS:

WHEREAS, Mundoval Funds, a business trust organized under the laws of the State of Ohio (hereinafter referred to as the "Trust"), periodically files amendments to its Registration Statement with the Securities and Exchange Commission under the provisions of the Securities Act of 1933 and the Investment Company Act of 1940, as amended; and

WHEREAS, the undersigned is a Trustee of the Trust;

NOW, THEREFORE, the undersigned hereby constitutes and appoints Arthur Q. Johnson and Donald S. Mendelsohn, and each of them, her attorney-in-fact for her and in her name, place and stead, and in her office and capacity in the Trust, to execute and file any Amendment or Amendments to the Trust's Registration Statement, hereby giving and granting to said attorney full power and authority to do and perform all and every act and thing whatsoever requisite and necessary to be done in and about the premises as fully to all intents and purposes as she might or could do if personally present at the doing thereof, hereby ratifying and confirming all that said attorney may or shall lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned has hereunto set his hand this 24th day of April, 2014.

Martha G. Dennis

Martha G. Dennis
Trustee

STATE OF CALIFORNIA)
) ss:
COUNTY OF SAN DIEGO)

Before me, a Notary Public, in and for said county and state, personally appeared Martha G. Dennis, known to me to be the person described in and who executed the foregoing instrument, and who acknowledged to me that she executed and delivered the same for the purposes therein expressed.

WITNESS my hand and official seal this 24 day of April, 2014.

JEAM LEE
COMM. #1947838
NOTARY PUBLIC • CALIFORNIA
SAN DIEGO COUNTY
Commission Expires Sept. 9, 2015

Jeam Lee
Notary Public

My commission expires: Sep 9, 2015